Exhibit 99.3

Company Contact:

Matthew Pfeffer

Chief Financial Officer

(661) 775-5300

mpfeffer@mannkindcorp.com

MannKind Announces Pricing of Public Offering of Units Consisting of Common Stock and

Warrants to Purchase Common Stock

VALENCIA, California – February 2, 2012 – MannKind Corporation (Nasdaq: MNKD) today announced the pricing of an underwritten public offering of 31,250,000 units, with each unit consisting of one share of its common stock and a warrant to purchase 0.6 of a share of its common stock. The shares of common stock and the warrants are being offered at a combined price to the public of $2.40 per unit. The gross proceeds to MannKind from this offering are expected to be $75.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by MannKind. The warrants will be exercisable at $2.40 per share and will expire four years from the date of issuance. The shares of common stock and warrants are immediately separable and will be issued separately. MannKind has granted the underwriters a 30-day option to purchase up to an additional 4,687,500 shares of common stock and/or warrants to purchase 2,812,500 shares of common stock to cover over-allotments, if any. The offering is expected to close on or about February 8, 2012, subject to customary closing conditions. MannKind anticipates using the net proceeds from the offering for general corporate purposes, including research and development expenses, capital expenditures, working capital and general administrative expenses.

Jefferies & Company, Inc., Piper Jaffray & Co. and Cowen and Company, LLC are acting as joint book-running managers for the offering. JMP Securities LLC is acting as co-manager for the offering.

The securities described above are being offered by MannKind pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective on May 11, 2010. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, or by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com, or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, via telephone at 800-747-3924 or email at prospectus@pjc.com, or from Cowen and Company, LLC (c/o Broadridge Financial Services), 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, or via telephone at 631-274-2806, or via facsimile at 631-254-7140.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About MannKind

MannKind Corporation (Nasdaq: MNKD) focuses on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes and cancer. Its lead product candidate, AFREZZA®, is in late stage clinical investigation for the treatment of adults with type 1 or type 2 diabetes for the control of hyperglycemia.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding MannKind’s expectations with respect to the completion, timing and size of its offering, the terms of the securities, the expected gross proceeds from the offering and its anticipated use of proceeds from the offering, that involve risks and uncertainties. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with market conditions, the satisfaction of customary closing conditions related to the offering, the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, the manufacture of AFREZZA, competition from other pharmaceutical or biotechnology companies, MannKind’s ability to enter into any collaborations or strategic partnerships, intellectual property matters, stock price volatility and other risks detailed in MannKind’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended September 30, 2011 and its Current Report on Form 8-K filed on January 31, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.